UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 18, 2006
FIRST BANCORP.
(Exact Name of Registrant as Specified in its Charter)

Puerto Rico	001-14793	66-0561882
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
1519 Ponce de Leon
San Juan, Puerto Rico 00908-0146
(Address of Principal Executive Offices) (Zip code)
(787) 729-8200
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A DEFINITVE AGREEMENT
On July 18, 2006, First BanCorp (or the “Company”) entered into an employment agreement with Fernando Scherrer relating to his retention as Executive Vice President and Chief Financial Officer of the Company and its subsidiary, FirstBank. Under the terms of his employment agreement, Mr. Scherrer will receive a base salary of not less than $700,000 a year and a guaranteed bonus of $400,000 upon the first anniversary of his employment. Every year thereafter, Mr. Scherrer’s performance bonus will be determined based upon his achievement of predetermined business objectives. In addition, Mr. Scherrer will receive stock options exercisable for 100,000 shares of common stock and a signing bonus of $200,000. Mr. Scherrer also will be entitled to use a Company-owned automobile and participate in and receive benefits of stock option, retirement plans, or other plans, benefits, and privileges granted to employees and executives of the Company.
The employment agreement includes termination and change in control benefits. If Mr. Scherrer is terminated by the Board without cause or upon a change in control of First BanCorp, he will be entitled to receive a severance lump sum payment equal to his annual base compensation plus $400,000. The employment agreement has a one-year term with automatic one-year extensions unless the Company or Mr. Scherrer provides prior notice that the agreement will not be extended.
On July 20, 2006, Mr. Luis Cabrera advised the Company that he expects to resign from the Company and FirstBank by August 11, 2006.
Pursuant to an agreement with the Company, Mr. Cabrera will receive monthly payments, based on his yearly salary of $480,000, through September 30, 2006. Upon his separation from the Company, he will receive a lump sum payment consisting of (i) a pro rata bonus of not less than $225,000, less required deductions, (ii) a severance payment of $313,860, less required deductions, (iii) a second severance payment of $286,140, and (iv) payment for unused vacation days. Additionally, Mr. Cabrera and his family will receive full medical coverage without cost for fifteen months from the date of his separation from the Company. Thereafter, he will be eligible to continue coverage pursuant to COBRA.
ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
On July 18, 2006, the Company’s Board of Directors appointed Fernando Scherrer as Executive Vice President and Chief Financial Officer of the Company, effective July 24, 2006. Mr. Scherrer, 38, brings over 15 years of financial and accounting experience in the financial services, insurance, retail and education industries. He joins First BanCorp from Scherrer Hernandez & Co., a public accounting and consulting firm that Mr. Scherrer co-founded in 2000, and where he served as Managing Partner and Head of the firm’s Audit and Consulting practices from 2000 to 2006. Scherrer Hernandez has been assisting First BanCorp in its preparation of restated financial statements and other consulting matters. The Company thus far has paid the firm $502,972 in fiscal year 2006 for its services. Prior to founding Scherrer Hernandez, Mr. Scherrer served as a CPA for 10 years with PricewaterhouseCoopers LLP, where he audited financial institutions and insurance companies. Mr. Scherrer’s experience also includes mergers and acquisitions, due diligence procedures and reviews of internal controls. During his career, he has also been an expert witness and consultant on various litigation matters involving accounting and financial issues.
Luis M. Cabrera, Executive Vice President, Chief Investment Officer, and Interim Chief Financial Officer, ceased serving as Interim Chief Financial Officer upon the commencement of Mr. Scherrer’s employment.
ITEM 8.01 OTHER EVENTS
First BanCorp appointed Victor M. Barreras-Pellegrini to the role of Senior Vice President and Treasurer. Mr. Barreras-Pellegrini, 38, joins First BanCorp from Banco Popular, where he spent over 14 years. As the Fixed-Income Portfolio Manager of the Popular Asset Management division, he managed institutional fixed-income portfolios, including Puerto Rico mutual funds. As an Investment Officer within Banco Popular’s Treasury division, he was responsible for the purchase and sale of securities and money market instruments.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST BANCORP
Date: July 24, 2006	By:	/s/ Fernando Scherrer
		Name:	Fernando Scherrer
		Title:	Executive Vice President and Chief Financial Officer

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